EXHIBIT 4.15

                            STOCK PURCHASE AGREEMENT


          THIS AGREEMENT, dated as of May 10, 1999, is by and between HIGHLANDS INSURANCE GROUP, INC. (the "Company"), a Delaware corporation with offices at 1000 Lenox Drive, Lawrenceville, New Jersey 08648, and WILLIS T. KING, JR. (the "Purchaser").

          IN CONSIDERATION of the mutual covenants contained in this Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          SECTION 1. Authorization of Shares. The Company has authorized the sale of $5 million of the Company's Common Stock, $.01 par value (the "Common Stock") at a price per share equal to the closing price of the Common Stock on the New York Stock Exchange ("NYSE") on May 10, 1999.

          SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 4), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, 454,546 shares of the Common Stock (the "Shares") at an aggregate a purchase price equal to $5 million (the "Purchase Price").

          SECTION 3. Payment of Purchase Price. On the Closing Date, as defined below, the Purchaser will deliver to the Company the full amount of the aggregate Purchase Price for the Shares purchased hereunder by check or wire transfer of funds.

          SECTION 4. The Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall occur on the date hereof (the "Closing Date") at the offices of the Company. At or within 60 days after the Closing, the Company shall deliver to the Purchaser one or more common stock certificates registered in the name of the Purchaser, representing the Shares to be purchased by him.

          SECTION 5. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser that the following statements are true correct:

               5.1 Organization. The Company is duly organized and validly existing in good standing under the laws of the State of Delaware. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company.

               5.2 Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               5.3 Additional Information. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the 12 months preceding the date of this Agreement. Such documents complied in all material respects with the requirements of the Exchange Act as of their respective filing dates, and the information contained therein was true and correct in all material respects as of the date of such documents, and each of the following documents as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               5.4 Listing. The Company shall use its best efforts to comply with all requirements of the NYSE with respect to the issuance of the Shares and the listing of the Shares on the NYSE.

          SECTION 6. Representations, Warranties and Covenants of the Purchaser.

                    (a) The Purchaser represents and warrants to, and covenants with, the Company, as of the date hereof that: (i) the Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 ("Securities Act"); (ii) the Purchaser is acquiring the Shares for his own account for investment and with no present intention of distributing any of the Shares (this representation and warranty not limiting the Purchaser's right to sell pursuant to an effective registration statement registering the Shares for resale or to be indemnified pursuant to the provisions hereof); (iii) the Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the rules and regulations promulgated thereunder; (iv) the Purchaser has had an opportunity to ask questions and receive answers from the management of the Company regarding the Company, its business and the offering of the Shares; (v) the Purchaser has completed or caused to be completed the Purchaser Signature Page and
Questionnaire which is a part hereof and the answers thereto are true and correct to the best knowledge of the Purchaser as of the date hereof and will be true and correct as of the effective date of the registration statement referred to in Section 9.1; (vi) the Purchaser will notify the Company immediately of any change in any of such information until such time as the Purchaser has sold all of his Shares or until the Company is no longer required to keep such registration statements effective pursuant to Sections 9.1(c); and (vii) the Purchaser has, in connection with its decision to purchase Shares, relied solely upon the documents described in Section 5.3 and the representations and warranties of the Company contained herein.

                    (b) The Purchaser agrees not to make any sale of the Shares, pursuant to the registration statement referred to in Section 9.1 without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the registration statement until such time as an amendment to such registration statement has been filed by the Company and declared effective by the Securities and Exchange Commission ("SEC") or until the Company has amended or supplemented such prospectus. The Company agrees to use its best efforts to cause such amended registration statement to be declared effective and/or to deliver such amended or supplemented prospectus as soon as possible. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus.

                    (c) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally, except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser herein may be legally unenforceable.

          SECTION 7. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

          SECTION 8. Conditions to Closing. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the Purchaser having paid the Purchase Price in accordance with Section 3.

          SECTION 9. Registration of the Shares; Compliance with the Securities Act.

               9.1  Registration Procedures and Expenses.  The Company shall:

                    (a) prepare and file with the SEC a registration statement (the "Registration Statement") covering the resale of the Shares by the Purchaser from time to time on the NYSE or on such exchange, securities market or system on which the Company's Common Stock shall then be publicly traded, or in privately negotiated transactions, no later than 60 days following the date hereof;

                    (b) use its best efforts, subject to receipt of necessary information from the Purchaser, to cause the Registration Statement to become effective as soon as possible thereafter;

                    (c) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act until the later of such time as all of the Shares have been sold pursuant thereto or, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, such shares are no longer required to be registered for the unrestricted sale thereof by the Purchaser;

                    (d) furnish to the Purchaser such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares held by the Purchaser, provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                    (e) file documents required of the Company for normal blue sky clearance in all states, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                    (f) bear all expenses in connection with the procedures in paragraphs (a) through (c) of this Section 9.1, other than brokerage commissions or placement agent fees and fees and expenses, if any, of counsel or other advisers to the Purchaser with respect to the registration and resale of the Shares; and

                    (g) prepare and file additional listing applications for the Shares on the NYSE.

The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

               9.2 Transfer of Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Shares, that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 9.1 or pursuant to an available exemption from registration under the Securities Act and applicable state securities laws.

               9.3  Indemnification.

                    (a)  For the purpose of this Section 9.3:

                         (i) the  term  "Selling  Shareholder"  shall  mean  any
person or entity selling Shares pursuant to the Registration Statement, and any affiliate thereof ;

                         (ii) the term  "Registration  Statement"  shall include
any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement; and

                         (iii) the term "untrue statement" shall mean any untrue
statement or alleged untrue statement of a material fact in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement, or arise out of any failure by the Company to fulfill any undertaking included herein or in the Registration Statement, and the Company promptly will reimburse such Selling Shareholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained herein; provided further, that the indemnification contained in this Section 9.3 with respect to any prospectus after it has been amended or supplemented, shall not inure to the benefit of any Selling Shareholder (or any person controlling such Selling Shareholder) from whom the person asserting such loss, claim, damage, or liability shall have purchased Shares, that are the subject thereof if, after copies thereof have been delivered by the Company to such Selling Shareholder, such Selling Shareholder shall have failed to send or give a copy of the prospectus as then amended or supplemented, as the case may be, to such person at or prior to the confirmation of such sale of such Shares, to such person, and, if such loss, claim, damage or liability would not have arisen but for the failure of such Selling Shareholder to deliver the same.

               (c) The Purchaser agrees to indemnify and hold harmless the Company (and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure of the Purchaser to comply with his covenants and agreements contained herein, or any untrue statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement, and the Purchaser promptly will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

               (d) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter  stated,  in case  any  such  action  shall be  brought  against  an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof. In the event that the indemnifying party shall have assumed the defense of such action, such indemnifying party shall not enter into any compromise or settlement without the indemnified party's prior written consent, which consent shall not be unreasonably withheld, delayed or denied.

               9.4 Termination of Conditions and Obligations. The restrictions imposed by Section 6 or Section 9.2 upon the transferability of the Shares shall cease and terminate as to any particular Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such restrictions are not necessary in order to comply with the Securities Act. The Company will use its best efforts to maintain the effectiveness of the Registration Statement until the Purchaser has disposed of all of his Shares, or the Shares have become freely tradable without restriction under Rule 144(k).

               9.5 Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser upon request:

                    (a) any document filed by the Company with the SEC;

                    (b) upon the reasonable request of the Purchaser, any other information concerning the Company that is generally available to the public; and

                    (c) an adequate number of copies of the prospectuses relating to the resale of the Shares to supply to any party requiring such prospectuses.

          SECTION 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified mail, postage prepaid, and shall be deemed given when so mailed:

                    (a) if to the Company to:

                         Highlands  Insurance Group, Inc.
                         1000 Lenox Drive Lawrenceville,
                         New Jersey 08648
                         Attention: Secretary

                    (b) if to the Purchaser, at his address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

          SECTION 11. Termination.

                    (a) By the Purchaser. The Purchaser may terminate this Agreement at any time prior to the Closing.

                    (b) By the Company. The Company may terminate this Agreement at any time prior to the Closing.

          SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          SECTION 13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          SECTION 14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware and United States federal law.

          SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed by their duly authorized representatives as of the following date.


Dated:  May 10, 1999
                                       HIGHLANDS INSURANCE GROUP, INC.


                                    By: /s/ Stephen J. Greenberg
                                        __________________________
                                        Stephen J. Greenberg, Vice President




           [Purchaser Signature Page Continues on the Following Page]

            PURCHASER SIGNATURE PAGE AND QUESTIONNAIRE

          The undersigned, Willis T. King, Jr., hereby executes the Stock Purchase Agreement with Highlands Insurance Group, Inc. (the "Company") and hereby authorizes this signature page to be attached to a counterpart of such document executed by a duly authorized officer of the Company.

No. of Shares to be Purchased:     454,546

Aggregate Purchase Price:     $5 million

Purchaser is an "accredited investor" as defined in Regulation D under the Securities Act of 1933.

Name in which Shares are to be registered:  Willis T. King, Jr.

Address of registered holder:     _______________________________

                                  _______________________________


Social Security or Tax ID Number:  ______________________________



                                   /s/ Willis T. King, Jr.
                                   ______________________________
                                   Willis T. King, Jr.